SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act


                                March 26th, 2001
                                 Date of Report
                        (Date of Earliest Event Reported)


                              GENIUS PRODUCTS, INC.
             (Exact Name of Registrant as Specified in its Charter)


                            11250 El Camino Real #100
                           San Diego, California 92130
                    (Address of principal executive offices)


                                 (858) 793-8840
                         (Registrant's telephone number)





    Nevada                          0-27915                      88-0363979
(State or other                   (Commission                (I.R.S. Employer
Jurisdiction of                   File Number)               Identification No.)
Incorporation)

ITEM 5.  OTHER EVENTS

         On April 10th, 2001, Genius Products, Inc. (the "Company") announced that its Board of Directors had approved a one-for-four reverse stock split of its authorized shares of common stock, par value $.001 per share ("Common Stock"). The Company announced that the reverse stock split would be effective with the close of business on April 10th, 2001, and the Common Stock would begin trading on a post-split basis effective on April 11th, 2001. Under the terms of this reverse stock split, the number of authorized shares of the Company's Common Stock will change from 25,000,000 to 6,250,000 and any fractional shares of Common Stock which result from the reverse stock split will be rounded up to the next whole share. The reverse split as adopted by the Company's Board of Directors did not require a change in the par value of the Company's Common Stock. Therefore, both before and after the reverse stock split, the par value of the Company's Common Stock is $.001 per share. The Company's outstanding options, which upon exercise allow the issuance of shares of Common Stock, will be adjusted according to the anti-dilution provisions governing such warrants, thereby reducing the number of shares that may be acquired under such warrants and increasing the exercise price of such warrants.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits.

No.      Description

99.1     Press Release dated April 9th, 2001.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  March 26th, 2001                   GENIUS PRODUCTS, INC.


                                          By: /S/ KLAUS MOELLER
                                          --------------------------------------
                                          Klaus Moeller, Chief Executive Officer